CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2023, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Audacy, Inc. on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said reports in the Registration Statements of Audacy, Inc. on Forms S-8 (File Nos. 333-71481, 333-85638, 333-141493, 333-212410, 333-221839, 333-235510, 333-236813, 333-250101, 333-250100, 333-260919, 333-264815, and 333-264816).

/s/ GRANT THORNTON LLP
Los Angeles, California
March 16, 2023